Exhibit 12.1

Statement Regarding Computation of Ratios of Earnings to Fixed Charges

Amounts (in millions of euro) in accordance with Dutch GAAP

	Year ended December 31,									Three months ended March 31,
	1999		2000		2001		2002	2003		2003		2004
Earnings:
Net result	83		221		55		(588)	(132)		78		15
Minority interests	1		9		9		12	12		2		3
Income from equity investees	—		—		—		(3)	1		—		—
Tax	5		62		(2)		(11)	(68)		(33)		2
Pre-tax income before minority interest and before income from equity investees	89		292		62		(590)	(187)		47		20
Plus:
Fixed charges	125		298		295		280	276		63		34
Amortization of capitalized interest	—		—		1		1	1		—		—
Distributed income of equity investees	—		—		—		—	—		—		—
Share of pre-tax losses of equity investees	—		—		—		—	—		—		—
Less:
Capitalized interest	—		—		(5)		(6)	(1)		—		—
Dividend requirement on Preference Shares	(46)		(40)		(39)		(36)	(38)		(9)		(9)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—		—		—		—	—		—		—
Earnings	168		550		314		(351)	51		101		45

Fixed Charges:
Interest expensed	57		210		200		182	140		42		18
Interest capitalized	—		—		5		6	1		—		—
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	2		14		16		22	67		4		1
Estimate of interest within rental expense	20		34		35		34	30		8		6
Dividend requirement on Preference Shares	46		40		39		36	38		9		9
Fixed Charges	125		298		295		280	276		63		34

Ratio of Earnings to Fixed Charges	1.34	X	1.85	X	1.06	X	—	0.18	X	1.60	X	1.32	X

Additional pre-tax income before minority interest and income from equity investees necessary to generate a ratio of Earnings to Fixed Charges of 1.0	—		—		—		632	226		—		—

Amount (in millions of euro) in accordance with US GAAP

The following computation of Ratios of Earnings to Fixed Charges reflects a restatement of the consolidated statements of income under US GAAP for the discontinuance of the Paper Merchanting Division which was sold on October 31, 2003.

	Year ended December 31,
	1999		2000		2001		2002	2003
Earnings:
Result from continuing operations	157		56		13		(849)	(59)
Minority interests	1		9		9		12	12
Income from equity investees	—		—		—		—	—
Tax	(30)		(14)		(42)		(16)	6
Pre-tax income from continuing operations before minority interest and income from equity investees	128		51		(20)		(853)	(41)
Plus:
Fixed charges	99		261		246		224	256
Amortization of capitalized interest	—		—		1		1	1
Distributed income of equity investees	—		—		—		—	—
Share of pre-tax losses of equity investees	—		—		—		—	—
Less:
Capitalized interest	—		—		(5)		(6)	(1)
Dividend requirement on Preference Shares	(46)		(40)		(39)		(36)	(38)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—		—		—		—	—
Earnings	181		272		183		(670)	177

Fixed Charges:
Interest expensed	37		180		158		137	114
Interest capitalized	—		—		5		6	1
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	2		14		16		19	79
Estimate of interest within rental expense	14		27		28		26	24
Dividend requirement on Preference Shares	46		40		39		36	38
Fixed Charges	99		261		246		224	256

Ratio of Earnings to Fixed Charges	1.83	X	1.04	X	0.74	X	—	0.69	X

Additional pre-tax income from continuing operations before minority interest and income from equity investees necessary to generate a ratio of Earnings to Fixed Charges of 1.0	—		—		63		894	79

Amounts (in millions of euro) in accordance with Dutch GAAP on a pro forma basis

	Year ended December 31, 2003		Three months ended March 31, 2004
Earnings:
Pro Forma net result	50		17
Minority interests	12		3
Tax	(29)		4
Pre-tax income before minority interest and before income from equity investees	33		24
Plus:
Fixed charges	149		30
Amortization of capitalized interest	1		—
Distributed income of equity investees	—		—
Share of pre-tax losses of equity investees	—		—
Less:
Capitalized interest	(1)		—
Dividend requirement on Preference Shares	(38)		(9)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—		—
Pro Forma earnings	144		45

Fixed Charges:
Interest expensed	77		14
Interest capitalized	1		—
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	9		1
Estimate of interest within rental expense	24		6
Dividend requirement on Preference Shares	38		9
Pro Forma Fixed Charges	149		30

Pro Forma Ratio of Earnings to Fixed Charges	0.97	X	1.50	X

Additional pro forma pre-tax income from continuing operations before minority interest and income from equity investees necessary to generate a pro forma ratio of Earnings to Fixed Charges of 1.0	5		—